Exhibit 2.2

PLAN OF CONVERSION

OF

SPEEDWAY MOTORSPORTS, inc.

INTO

SPEEDWAY MOTORSPORTS, LLC

PLAN OF CONVERSION of Speedway Motorsports, Inc., a Delaware corporation (“SMI”), into a Delaware limited liability company under the name Speedway Motorsports, LLC (the “SM LLC”) (the “Conversion”).

ARTICLE I

THE CONVERSION

1.1     Surviving Entity. In accordance with the provisions of this Plan of Conversion (this “Plan”), the Delaware General Corporation Law and the Delaware Limited Liability Company Act (together, the “Acts”), at the Effective Time (as defined in Section 1.6 below), SMI shall be converted into a Delaware limited liability company and shall change its name to Speedway Motorsports, LLC. At the Effective Time, the Delaware corporate form of SMI shall cease and SM LLC shall continue in existence. SM LLC shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities, and obligations of SMI.

1.2     Certificate of Formation. The Certificate of Conversion of SMI, which is attached hereto as Exhibit A (the “Certificate of Conversion”), and the Certificate of Formation, which is attached hereto as Exhibit B (“Certificate of Formation”) shall be filed with the Delaware Secretary of State, pursuant to the Acts.

1.3     Operating Agreement. The Operating Agreement of SM LLC, substantially in the form attached hereto as Exhibit C, shall govern SM LLC and shall replace the Bylaws of SMI.

1.4     Sole Member of SM LLC. The sole stockholder of SMI immediately prior to the Effective Time shall be the sole member of SM LLC.

1.5     Officers. The officers of SMI immediately prior to the Effective Time shall be the initial officers of SM LLC.

1.6     Effective Time. Upon the terms and subject to the conditions hereof, the parties hereto will cause the Conversion to be consummated by filing the Certificate of Conversion and the Certificate of Formation with the Delaware Secretary of State, each in such form as required by, and executed in accordance with, the Acts. The effective time and date of the Conversion shall be upon filing with the Delaware Secretary of State (the “Effective Time”).

ARTICLE II

CONVERSION OF INTERESTS

By virtue of the Conversion, all of the shares of capital stock of SMI held by its sole stockholder prior to the Effective Time shall be converted into 100% of the membership interests of SM LLC.

ARTICLE III

CORPORATION APPROVAL

This Plan has been adopted and approved, in accordance with the Acts, by the Board of Directors and sole stockholder of SMI, effective as of the 17th day of September, 2019.